SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): May 19, 1998



                        EMPIRE COMMUNICATIONS CORPORATION
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             Exact name of registrant as specified in its charter



       Nevada                        333-16031                86-0793960
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State or other jurisdiction       Commission File No.       IRS Employer ID #
   of incorporation


               10670 North Central Expressway, Dallas, Texas 75231
             -------------------------------------------------------
               Address and zip code of principal executive offices



                           214-750-1323, Extension 26
                   -----------------------------------------
                          Registrant's telephone number



Item 1.  Changes in Control of Registrant

         The Registrant previously reported the acquisition of its Series A convertible Preferred Stock by Empire Financial LLC, resulting in Empire having voting control over the Registrant. As reported below, Empire Financial has informed the Registrant of its desire to rescind that investment, and has offered to surrender the Series A stock in return for a refund of the purchase price. The Registrant has agreed to rescind the Series A Preferred Stock investment transaction. The rescission of the Series A Convertible Preferred Stock issuance results in Mr. and Mrs. Cornelius Hofman and Mr. David Nemelka again becoming the largest and controlling shareholders of the Registrant.


Item 2.  Acquisition or Disposition of Assets

         Registrant previously reported the assignment to it of rights to purchase the businesses known as PaperDirect and Current Social Expressions from the DeLuxe Corporation. This assignment came through Empire Financial Corporation of Dallas, Texas. On May 15, 1998, Empire informed the Registrant that it was rescinding its assignment of the PaperDirect and Current Social
Expressions rights to the Registrant, based largely on the Registrant's insistence on getting audited financial information about PaperDirect and Current Social Expressions as a condition to raising needed new equity funds to close the transaction. On the same day, Empire Financial LLC informed the Registrant that it was rescinding its purchase of the Registrant's Series A Convertible Preferred Stock. The Registrant has agreed to both of these rescissions.

Item 3.  Bankruptcy or Receivership

   Not Applicable.


Item 4.  Changes in Registrant's Certifying Accountant

   Not Applicable.

Item 5.  Other Events

         A private placement offering of the Registrant's common stock ongoing for the past several weeks in order to raise equity capital for the PaperDirect and Current Social Expressions acquisition transaction, has been closed and terminated. All investor funds received in this private offering to date have been or soon will be returned to the investors. No new common stock has been issued.


Item 6.  Resignation of Registrant's Directors

         As previously reported, all of the former executive officers and directors of the Registrant resigned to make way for the nominees of Empire Financial LLC through its voting control of the Registrant. With the rescission of Empire's purchase of Series A Convertible Preferred Stock, described above, it is expected that the current executive officers will tender their resignations and all of the current directors will also resign after electing new directors and officers for the Registrant. This election is expected to take place as soon as possible during the second quarter of 1998.


Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

   Not Applicable.


Item 8.  Changes in Fiscal Year

   Not Applicable.


Item 9.  Sales of equity securities pursuant to Regulation S

   Not Applicable.

   The following Exhibits are filed with the Report.

          NONE




                                          EMPIRE COMMUNICATIONS CORPORATION

                                          /s/ Louis A. Farris, Jr.
                                          -----------------------------------
                                          Louis A. Farris, Jr.,
                                          Chairman and Chief Executive Officer
Dated:  May 19, 1998